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                                 EXHIBIT 21.1

                            SEAGATE SOFTWARE, INC.
                        SUBSIDIARIES OF THE REGISTRANT

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Name of Subsidiary                                                Jurisdiction of Incorporation
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
Seagate Software Pty. Limited                                     Australia
Seagate Software S.A.                                             France
Seagate Software Information Management Group Ltd.                United Kingdom
Seagate Software Information Management Group AB                  Sweden
Seagate Software Information Management Group BV                  Holland
Seagate Software (Hong Kong) Limited                              Hong Kong
Nippon Seagate Software KK.                                       Japan
Seagate Software Information Management Group GmbH                Germany
Seagate Software Pte. Ltd.                                        Singapore
Seagate Software Information Management Group (US), Inc.          Colorado
Seagate Software GmbH                                             Switzerland
Seagate Software Information Management Group (Canada), Inc.      British Columbia
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